SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               NOVEMBER 5, 1997
                Date of Report (Date of earliest event reported)


                             INTERCARDIA, INC.
             (Exact name of registrant as specified in its charter)

                                 DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


         0-27410                                    56-1924222
   (COMMISSION FILE NO.)               (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             3200 EAST HIGHWAY 54,
                         CAPE FEAR BUILDING, SUITE 300
                                P. O. BOX 14287
                  RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (919) 558-8688
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 5.  Other Events.


         On November 5, 1997, the Registrant issued a press release stating as follows:

                      "(Intercardia logo) Intercardia
Contact:                                  P.O. Box 14287
Intercardia:                              3200 East Highway 54
W. Bennett Love                           Cape Fear Building, Suite 300
919-558-1907                              Research Triangle Park, NC 27709-4287

Interneuron:                              919/558-8688
William B. Boni                           919/558-8686 fax
617-402-3410

For Immediate Release:

                  Intercardia to Acquire Transcell Technologies

Research Triangle Park, N.C., and Lexington, MA November 5, 1997 -- Intercardia, Inc. (Nasdaq:ITRC) and Interneuron Pharmaceuticals, Inc. (Nasdaq:IPIC) today announced the signing of a letter of intent for the proposed acquisition by Intercardia of Transcell Technologies, Inc. and related technology owned by Interneuron in exchange for Intercardia common stock with an aggregate current market value of approximately $15 million. In addition, Intercardia will issue Intercardia stock options to Transcell employees and consultants with a current market value of approximately $3-4 million. The transaction is subject to final due diligence and approval by Transcell's and Intercardia's stockholders. Both Intercardia and Transcell Technologies are majority-owned subsidiaries of Interneuron.

Under the terms of the letter of intent, owners of Transcell stock will receive Intercardia common stock in three installments with an aggregate current market value of approximately $12 million. The first installment, representing approximately $6 million at Intercardia's current stock price, will be made upon closing the transaction, currently estimated to occur in the first calendar quarter of 1998. The number of Intercardia shares to be received by Transcell stockholders at closing will be determined by Intercardia's stock price during the week prior to closing. The minimum Intercardia stock price to be used for determining the number of shares received for the initial installment will be $19 per share and the maximum will be $25 per share. The second and third installments will each consist of approximately $3 million of Intercardia common stock, as valued at each date, and will be issued 15 and 21 months after the initial closing.

In exchange for certain license and technology rights owned by Interneuron, and for Interneuron's continuing guarantee of certain of Transcell's lease obligations, Intercardia will issue to Interneuron $3 million of Intercardia common stock (subject to the price range described above) at the initial closing and will pay Interneuron a royalty on certain products that may result from a research collaboration originally entered into among Transcell, Interneuron and Merck.

At closing, Intercardia and Interneuron will incur charges to operations currently estimated to be approximately $6-8 million as a result of the transaction and will incur additional future charges relating to certain stock options issued pursuant to the transaction.

Transcell's mission is to discover and develop drugs based on breakthroughs in synthetic carbohydrate chemistry primarily made at Princeton University by founding scientist Prof. Daniel Kahne. This platform technology enables carbohydrate-based combinatorial libraries of compounds to be generated on a solid support for uses in drug discovery. Transcell's platform technology for the generation of carbohydrate-based libraries includes solid phase chemistry, robotics systems for library generation, informatic technologies for data storage and analysis and analytical technologies for solid phase chemistry and library analysis.

In July 1997, Transcell and Interneuron announced an agreement with Merck to discover and commercialize novel antibacterial agents. Transcell will utilize its combinatorial technologies to prepare libraries of carbohydrate derivative compounds of two distinct structural classes. Additionally, Merck has an option to extend the field of the collaboration and license to include all antibacterial pharmaceutical products. Merck made $2.5 million of payments upon closing the agreement. Under the agreement, Transcell will also receive research support for a minimum of two years.

For the nine months period ended June 30, 1997, Transcell had an unaudited net loss of approximately $5 million. Transcell has 32 employees, all located at Transcell's facilities outside Princeton, New Jersey.

"Intercardia is excited about the Transcell acquisition. We have been working to establish a pipeline of drugs to follow Bextra(TM)(bucindolol HCl), Intercardia's vasodilating beta-blocker currently under study in the pivotal Phase III BEST Study for congestive heart failure," stated Clayton I. Duncan, President and CEO of Intercardia. "As Vice Chairman of Transcell's Board of Directors, I was directly involved in various corporate partnering discussions between Transcell and third parties and have gained a great appreciation for the value of their carbohydrate combinatorial chemistry program."

"The acquisition of Transcell by Intercardia embodies Interneuron's strategy for technological synergy and growth among its subsidiaries," said Glenn L. Cooper, M.D., President and CEO of Interneuron. "Combinatorial chemistry has become an integral component of modern drug discovery, and the application of Intercardia's drug development and partnering expertise will maximize the value of Transcell's leading edge carbohydrate-based combinatorial chemistry."

"An  additional  benefit  of  this  acquisition  is  the  preservation  of  both
Interneuron's majority ownership position in Intercardia and its continued interest in Transcell," said Dr. Cooper.

Intercardia, a majority-owned subsidiary of Interneuron Pharmaceuticals, Inc., focuses on cardiovascular disease and drug discovery and development. The Company's strategy is to develop and add value to in-licensed products and sponsored research programs and to enter into collaborations and licensing agreements with corporate partners for final product development, manufacturing and marketing. Intercardia's most advanced product is Bextra(TM)(bucindolol
HCl), a drug currently in Phase III clinical trials for the treatment of congestive heart failure.

Interneuron Pharmaceuticals is a diversified biopharmaceutical company engaged in the development and commercialization of a portfolio of products and product candidates primarily for neurological and behavioral disorders. Interneuron is also developing products and technologies, generally outside the central nervous system field, through two subsidiaries in addition to Intercardia and Transcell; Progenitor, Inc. focused on developmental genomics, and InterNutria, Inc. focused on dietary supplement products.

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties as detailed from time from time in Interneuron's and Intercardia's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including in particular risks relating to the uncertainties relating to clinical trials, and other risks such as safety and regulatory risks, product liability, litigation, contractual obligations, the early stage of products under development by Transcell and funding requirements for such product development and with respect to Interneuron, litigation risks and other risks relating to the withdrawal of Redux."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INTERCARDIA, INC.


                         By:  /s/ Richard W. Reichow
                              Richard W. Reichow
                              Senior Vice President and Chief Financial Officer




Date: November 6, 1997